UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 —  Completion of Acquisition or Disposition of Assets.

On October 1, 2018, Say Media, Inc. (“Say Media”) filed a Verified Compliant in the Court of Chancery of the State of Delaware (the “Court”) against TheMaven, Inc. (the “Company”) and Maven Coalition, Inc., a wholly-owned subsidiary of the Company (“MC”), seeking, among other things, to have the Court declare that Say Media has terminated the previously announced Amended & Restated Asset Purchase Agreement, dated as of August 4, 2018, as amended as of August 24, 2018, among the Company, MC and Say Media (the “APA”). In addition, should the Court determine that Say Media has terminated the APA, Say Media will also seek to have the Court declare that such termination constituted a Specified Termination (as that term is defined in the APA), which would result in the automatic cancellation and forgiveness of certain Promissory Notes issued by Say Media to the Company in the aggregate principal amount of $1,572,363.

The Company believes that Say Media’s claims lack merit and intends to vigorously defend itself in this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: October 5, 2018	By:	/s/ Josh Jacobs
Name: Josh Jacobs
Title: President